                                                             Exhibit 3 (a) (iii)

                    SECOND AMENDMENT TO AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT


     THIS SECOND AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "AMENDMENT") is made and entered into as of this ___ day of April, 2002 (the "EFFECTIVE DATE"), by and among TCI Solutions, Inc., a Delaware corporation (the "COMPANY"), the stockholders and option holders listed on Schedule I hereto (collectively, the "MANAGEMENT SHAREHOLDERS"), the holders of Series A Preferred Stock of the Company listed on Schedule I hereto (collectively, the "SERIES A INVESTORS"), and the holders of Series B Preferred Stock of the Company listed on Schedule I hereto (collectively, the "SERIES B INVESTORS"). The Management Shareholders, Series A Investors and Series B Investors are referred to herein as the "HOLDERS."

                                    RECITALS


     WHEREAS, the parties hereto desire to amend that certain Amended and Restated Stockholders Agreement dated as of December 21, 2001 (the "Amended and Restated Stockholders Agreement") among the Company and the Holders other than Blue Chip Capital Fund IV Limited Partnership, as amended by that certain First Amendment to Amended and Restated Stockholders Agreement dated as of April 10, 2002 (the "First Amendment") among the Company and the Holders.

     NOW, THEREFORE, in consideration of the mutual undertakings set forth herein, the parties hereby agree as follows:

     1. Definitions. For purposes of this Amendment, all capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Amended and Restated Stockholders Agreement.

     2. Addition of Section 2.5. Section 2.5 is hereby added to the Amended and Restated Stockholders Agreement which shall read in its entirety as follows:

          "2.5 Drag Along Rights. After the fifth anniversary of the date on which the Series B Preferred Stock is first issued by the Company, if the Required Preferred Percentage (as defined in the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended from time to time (the "Restated Certificate")) approve the (i) sale of all or substantially all of the assets of the Company or (ii) sale of all of the outstanding shares of capital stock of the Company (whether by merger, consolidation, stock sale or otherwise) (an "Approved Sale"), each of the Holders shall vote to approve and raise no objections against such Approved Sale (including refraining from exercising any rights of appraisal) and shall take all reasonably necessary actions in their capacities as stockholders in connection with the consummation of such Approved Sale. If the Approved Sale is structured as a sale of all of the outstanding capital stock of the Company, the Holders shall agree to sell their pro rata amount of shares and rights to acquire shares which are subject to such Approved Sale on the terms and conditions approved by the Required Preferred Percentage. The obligations of the Holders with respect to any Approved Sale are subject to the condition that, upon the consummation of such Approved Sale, all of the stockholders of the Company will receive the same form and amount of consideration per share, or if any Holders are given an option as to the form and amount of consideration to be received, all stockholders of the Company will be given the same option, on a pro rata basis in proportion to the number of shares held by each (determined by assuming the full conversion of all convertible securities), provided, however, that the consideration paid to the stockholders of the Company shall reflect the priorities and preferences provided to the Preferred Stock in Section A.2 of Article Fourth in the Restated Certificate."

     3. Entire Agreement. Except as otherwise expressly set forth herein, this Amendment, the First Amendment and the Amended and Restated Stockholders Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     4. Benefit and Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties and their executors, administrators, personal representatives, heirs, successors and permitted assigns.

     5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     6. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

     7. Effective Date. This Amendment shall be effective upon receipt by the Company of the signatures of a majority in interest of the Management Holders and the Required Preferred Percentage.

                           [signature pages to follow]

                     [SIGNATURE PAGE TO SECOND AMENDMENT TO

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]



     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Amended and Restated Stockholders Agreement as of the day and year first above written.



                              TCI SOLUTIONS, INC.



                              By:
                                 ----------------------------------------------
                                  Stephen P. DeSantis
                                  Chief Financial Officer

                     [SIGNATURE PAGE TO SECOND AMENDMENT TO

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]



     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Amended and Restated Stockholders Agreement as of the day and year first above written.



                            MANAGEMENT SHAREHOLDERS:



                            -------------------------------------
                            Lance Jacobs






                            -------------------------------------
                            David Auerbach







                            -------------------------------------
                            Stephen DeSantis







                            -------------------------------------
                            David Berg

                     [SIGNATURE PAGE TO SECOND AMENDMENT TO

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]



     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Amended and Restated Stockholders Agreement as of the day and year first above written.



                            MARK KOULOGEORGE

                            ENVIRONMENTAL & INFORMATION
                            TECHNOLOGY PRIVATE EQUITY FUND III,
                            a civil partnership with limitation of
                            liability established under the laws of
                            the Federal Republic of Germany

                            By: Infrastructure and Environmental Private Equity Management, L.L.C., Its General Partner

                            By: First Analysis IEPEF Management Company, III, L.L.C., A Member

                            By:   First Analysis Corporation, A Member


                            By:   -------------------------------------------
                                  Name:  Mark Koulogeorge
                                  Title: Managing Director

                            INFRASTRUCTURE AND ENVIRONMENTAL PRIVATE
                            EQUITY FUND III, L.P.

                            By: Infrastructure and Environmental Private Equity Management, L.L.C., Its
                                  General Partner

                            By: First Analysis IEPEF Management Company, III, L.L.C., A Member

                            By:   First Analysis Corporation, A Member


                            By:   -------------------------------------------
                                  Name:   Mark Koulogeorge
                                  Title:  Managing Director

                     [SIGNATURE PAGE TO SECOND AMENDMENT TO

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]



     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Amended and Restated Stockholders Agreement as of the day and year first above written.

                            PRODUCTIVITY FUND IV, L.P.


                            By: First Analysis Management Company IV L.L.C., its General Partner

                            By:   First Analysis Venture Operations and
                                  Research, L.L.C., Managing Member

                            By:   --------------------------------------------
                                  Name:  Mark Koulogeorge
                                  Title: Managing Director/Member


                            PRODUCTIVITY FUND IV ADVISORS FUND, L.P.

                            By:     First Analysis Management Company IV, L.L.C.
                            Its:    General Partner

                            By: First Analysis Venture Operations & Research, L.L.C.
                                  Its: Management Member

                            By:   --------------------------------------------
                                  Name: Mark Koulogeorge
                                  Its:  Managing Director/Member

                     [SIGNATURE PAGE TO SECOND AMENDMENT TO

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]



     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Amended and Restated Stockholders Agreement as of the day and year first above written.

                            ARGENTUM CAPITAL PARTNERS, L.P.

                            By:   B.R. Associates, Inc,
                                  its General Partner


                            By:   --------------------------------------------
                                  Name:  Daniel Raynor
                                  Title: Chairman

                            ARGENTUM CAPITAL PARTNERS II, L.P.

                            By:   Argentum Partners II, L.L.C.,
                                  its General Partner

                            By:   Argentum Investments, L.L.C.,
                                  its Managing Member


                            By:   --------------------------------------------
                                  Daniel Raynor, Managing Member

                            TCI ACPII LIMITED PARTNERS, L.P.

                            By:   Argentum Investments, L.L.C.,
                                  its Managing Member


                            By:   --------------------------------------------
                                  Daniel Raynor, Managing Member

                            GUARANTEE & TRUST CO., TTEE DANIEL RAYNOR GTC IRA

                            By:   --------------------------------------------
                                  Name:  Daniel Raynor,
                                  Title:
                                         -------------------------------------

                     [SIGNATURE PAGE TO SECOND AMENDMENT TO

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]



     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Amended and Restated Stockholders Agreement as of the day and year first above written.



                            -------------------------------------
                            ALFRED MORRIS, JR.




                            INNOCAL II, L.P.

                            By:   InnoCal Management II, L.P.
                                  Its:  General Partner

                            By:
                                  -------------------------------------------
                                  Name: James E. Houlihan III
                                  Its: Managing Director

                     [SIGNATURE PAGE TO SECOND AMENDMENT TO

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]



     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Amended and Restated Stockholders Agreement as of the day and year first above written.


                            BLUE CHIP CAPITAL FUND IV LIMITED PARTNERSHIP

                            By:   Blue Chip Venture Company, Ltd.


                            By:
                                  -------------------------------------------
                                  Todd G. Gardner, Director

                                   SCHEDULE I
                                   ----------

MANAGEMENT SHAREHOLDERS:
-----------------------

LANCE JACOBS

DAVID AUERBACH

STEPHEN DESANTIS

DAVID BERG



SERIES A INVESTORS:
------------------
ENVIRONMENTAL & INFORMATION TECHNOLOGY PRIVATE
    EQUITY FUND III
INFRASTRUCTURE AND ENVIRONMENTAL PRIVATE EQUITY FUND III, L.P.
ARGENTUM CAPITAL PARTNERS, L.P.
ARGENTUM CAPITAL PARTNERS II, L.P.
TCI ACPII LIMITED PARTNERS, L.P.
GUARANTEE & TRUST CO., TTEE DANIEL RAYNOR GTC IRA
MARK KOULOGEORGE
ALFRED MORRIS, JR.


SERIES B INVESTORS:
------------------
INNOCAL II, L.P.
PRODUCTIVITY FUND IV, L.P.
PRODUCTIVITY FUND IV ADVISORS FUND, L.P.
ENVIRONMENTAL & INFORMATION TECHNOLOGY PRIVATE
    EQUITY FUND III
INFRASTRUCTURE AND ENVIRONMENTAL PRIVATE EQUITY FUND III, L.P.
ARGENTUM CAPITAL PARTNERS, L.P.
ARGENTUM CAPITAL PARTNERS II, L.P.
TCI ACPII LIMITED PARTNERS, L.P.
MARK KOULOGEORGE
GUARANTEE & TRUST CO., TTEE DANIEL RAYNOR GTC IRA
BLUE CHIP CAPITAL FUND IV LIMITED PARTNERSHIP